UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GT BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your **Vote** Counts!

GT BIOPHARMA, INC.

2025 Annual Meeting
Vote by July 23, 2025
11:59 PM ET

GT Biopharma, Inc.

GT BIOPHARMA, INC.
505 MONTGOMERY STREET,
10TH FLOOR,
SAN FRANCISCO, CA 94111

V76322-P35484

You invested in GT BIOPHARMA, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on July 24, 2025.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 10, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

July 24, 2025
11:00 AM PDT

1900 Avenue of the Stars
Suite 2700
Los Angeles, CA 90067

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of the following four nominees as directors for a one-year term: **Nominees:** 01) Michael Breen 02) Charles J. Casamento 03) Hilary Kramer 04) David C. Mun-Gavin	For
2. Ratification of the appointment of Weinberg & Company, P.A. as the Company's independent public accountants for the year ending December 31, 2025.	For
3. Approval of the non-binding advisory vote approving a resolution approving the compensation of the Company's executives as disclosed in the Company's Proxy Statement for the Annual Meeting.	For
4. Approval, pursuant to Rule 5635 of The Nasdaq Stock Market LLC, of the issuance of 19.99% or more of the Company's outstanding shares of Common Stock in connection with (a) the Securities Purchase Agreement, including the shares issuable upon conversion of shares of Series L Preferred Stock and exercise of the warrants, and (b) the Common Shares Purchase Agreement.	For
5. Approval of Amendment No. 1 to the GT Biopharma, Inc. 2022 Omnibus Incentive Plan increasing the number of shares available for future awards thereunder by 583,334 shares of Common Stock.	For

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V76323-P35484